EXHIBIT 10.3

FORM OF TECHNOLOGY LICENSE AGREEMENT

THIS TECHNOLOGY LICENSE AGREEMENT (this "Agreement") dated as of the 27th day of August, 2007, (the “Effective Date”) is by and between (i) Solzon Corporation, a New Hampshire corporation ("Solzon”) with an address at 20A Northwest Blvd. #131, Nashua, NH 03063, and (ii) CYBRA Corporation, a New York corporation ("CYBRA”) with an address at One Executive Blvd., Yonkers, New York 10701.

WHEREAS, Solzon has developed an iSeries Edge product marketed and sold as RFID for iSeries™ (the "Solzon Product");

WHEREAS, Solzon desires to facilitate the use of the Solzon Product by CYBRA; and

WHEREAS, CYBRA desires to develop its own iSeries Edge product incorporating selected aspects of the Solzon Product, on the terms and conditions set forth herein (the “CYBRA Product”).

NOW, THEREFORE, in consideration of the mutual promises and agreements set forth herein, CYBRA and Solzon agree as follows:

1.  ASSIGNMENT OF LICENSE TO THE SOLZON ASSETS.

1.1.  Assets. Subject to the terms and conditions set forth in this Agreement, Solzon shall assign to CYBRA and CYBRA shall acquire and accept the assignment of a perpetual, world-wide license, to utilize and otherwise exploit for its benefit, to the following assets (the "Solzon Assets"):

(a) Selected design elements, including architectural concepts, screen layouts and file designs of the Solzon Product as set forth on Schedule 1 hereto;

(b) copies of pertinent functional documentation relating to the Solzon Assets.

1.2. Excluded Assets.

(a) The Solzon Product source code is specifically excluded from the license assigned to CYBRA.

2. SOLZON LIABILITIES.

2.1.  No Assumption of Solzon Liabilities. Notwithstanding anything in this Agreement to the contrary, CYBRA shall not assume, and CYBRA shall not be deemed to have assumed nor agreed to pay, perform, fulfill or discharge, any contract or agreement (whether written or oral), liability or other obligation of Solzon, including, without limitation, any liability relating to any income or sales tax liability, obligation or commitment, any employment contract of Solzon, (with all such unassumed liabilities and obligations referred to herein as the "Excluded Liabilities").

3.  LICENSE FEE.

3.1.  License Fee. In consideration for and as a condition to the license by Solzon to CYBRA of the Solzon Assets, and Solzon’s agreement to provide the transitional assistance described below, CYBRA shall pay Solzon consideration valued at _________________ ($__________) US dollars as follows:

(a) $__________ in cash payable:

(i) $__________ upon execution of this Agreement;

(ii) ___________ at such time of the earlier of General Availability of EdgeMagic™ Enterprise Edition, Release 1.1 (estimated to be by________________) or no later than one year from the Effective Date.

(b) $___________ in Restricted Common Stock of CYBRA (the "Shares"), valued at $.75 per share, to be delivered:

(i) ___________ shares upon execution of this Agreement;

(ii) __________ at such time of the earlier of General Availability of EdgeMagic™ Enterprise Edition, Release 1.1 (estimated to be by December 2007) or no later than one year from the Effective Date.

4. TRANSITION/NON-COMPETE.

4.1 Transitional Assistance. Solzon shall assist CYBRA and provide collaborative consulting advice and assistance in building CYBRA’s EdgeMagic™ Java-Based iSeries product. CYBRA will reimburse Solzon for its consulting assistance at rates established in the associated Contractor Agreement for System Integration and Consulting Services. The first _________________ ($__________) US dollars of consulting assistance, some of which has already been provided, will be waived as a condition of this agreement.

In addition, Solzon will make reasonable efforts at selling the product at a discount to be mutually arrived at between the parties, to Solzon’s licensees and customers.

4.2 ABANDONMENT OF DEVELOPMENT. Solzon will abandon any future development of the Solzon Product. For so long as Solzon acts as a reseller of the CYBRA Product, and for a period of two years thereafter, Solzon will abandon any future development of or any related iSeries product. In addition, Solzon will cease all sales and marketing of the Solzon Product and shall not transfer, license or sell the Solzon Product to any third party. If however, the EdgeMagic™ product does not successfully launch within one year of the Effective Date, Solzon will be released from this clause. This covenant is a material inducement to CYBRA in entering into this Agreement.

4.3 NON-COMPETE. For so long as Solzon acts as a reseller of the CYBRA Product, and for a period of two years thereafter, Solzon shall not compete, directly or indirectly, in the development, sale or marketing of any iSeries products which are competitive, or could be competitive with the CYBRA Product, including the Solzon Product, or any variation thereof (“Non-Compete”). If however, the EdgeMagic™ product does not successfully launch within one year of the Effective Date, Solzon will be released from this clause. This covenant is a material inducement to CYBRA in entering into this Agreement.

5. REPRESENTATIONS OF SOLZON. Solzon represents and warrants to CYBRA as of the date of this Agreement and up to the Closing Date as follows:

(a)  Solzon is a Corporation, duly organized, validly existing under the laws of the State of New Hampshire. Solzon has all requisite power and authority to enter into this Agreement. This Agreement has been, and at the Closing will be, duly executed and delivered by a duly authorized officer of Solzon, and this Agreement constitutes the legal, valid and binding obligation of Solzon enforceable against Solzon in accordance with its respective terms;

(b)  except as set forth herein, Solzon has not: sold, assigned or transferred any of the Solzon Assets or properties; or mortgaged, pledged or subjected to any lien, pledge, security interest, conditional sales contract or other encumbrance of any nature whatsoever against any of the Solzon Assets, except as set forth herein;

(c) the license to the Solzon Assets being assigned to CYBRA are free of all liens, encumbrances or claims whatsoever.

6. REPRESENTATIONS OF CYBRA. CYBRA represents and warrants to Solzon as of the date of this Agreement and up to the Closing Date as follows:

(a) CYBRA is a corporation duly organized, validly existing and in good standing under the laws of the State of New York;

(b)  CYBRA has the corporate power, authority and legal right to execute, deliver and perform this Agreement. The execution, delivery and performance of this Agreement by CYBRA have been duly authorized by all necessary corporate action. This Agreement has been duly executed and delivered by CYBRA and constitutes the legal, valid and binding obligation of CYBRA enforceable against it in accordance with its terms.

7. INDEMNIFICATION. Both parties shall indemnify and hold the other harmless for any and all liability, to the fullest extent of the law, including but not limited to reasonable attorney’s fees, expert fees and costs and disbursements, arising from a breach of the representations of Solzon contained herein.

8. DEFINITIONS. As used herein the following terms not otherwise defined have the following respective meanings:

"Intellectual Property": Any and all rights and licenses associated with the and/or relating to: (i) any Patents and Patent applications; (ii) works of authorship, including Copyrights, Trademarks and service marks, whether registered or at common law, as well as all applications that are pending or that are in the process of preparation; (iii) confidential information, including but not limited to trade secrets arising under common law, state law, federal law or the laws of any foreign countries; (iv) any other proprietary rights relating to intangible property, whether or not protectable by patent, copyright, mask work right or trade secret; and (v) divisional, continuations, continuations-in-part, renewals, refiles, re-examinations and extensions of the foregoing (as applicable), in the case of each item referred to above, and in each case with respect to any jurisdiction in the world.

"Person": A corporation, an association, a partnership, a limited liability company, an organization, a business, an individual, a government or political subdivision thereof or a governmental agency.

“General Availability”: the date when the product is available and saleable to the general market.

9. MISCELLANEOUS.

9.1.  Entire Agreement. This Agreement and all exhibits and schedules attached hereto and thereto, contains the entire understanding of the parties, supersedes all prior agreements and understandings relating to the subject matter hereof and shall not be amended except by a written instrument hereafter signed by all of the parties hereto or thereto.

9.2.  Governing Law and Venue. The validity and construction of this Agreement shall be governed by the internal laws (and not the conflicts rules) of the State of New York. Each party to this Agreement hereby consents to the exclusive jurisdiction of the courts located in the State of New York and waives any objection to venue laid therein. Process on any such action or proceeding may be served on any party anywhere in the world, in accordance with the laws of the State of New York.

9.3.  Sections and Section Headings. The headings of sections and subsections are for reference only and shall not limit or control the meaning thereof.

9.4.  Severability. In the event that any covenant, condition, or other provision herein contained is held to be invalid, void, or illegal by any court of competent jurisdiction, the same shall be deemed to be severable from the remainder of this Agreement and shall in no way affect, impair, or invalidate any other covenant, condition or other provision contained herein.

9.5. Expenses. The parties shall pay their own expenses incidental to the preparation of this Agreement, the carrying out of the provisions of this Agreement and the consummation of the transactions contemplated hereby.

9.6. Waiver. Any term or provision of this Agreement may be waived at any time by the party or parties entitled to the benefit thereof by a written instrument duly executed by such party or parties.

9.7. Transfer of Shares. The Shares to be issued to Solzon are “restricted” shares and may not be resold or transferred without first being registered under the Securities Act of 1933 (the “Act”) or Solzon providing CYBRA with an opinion of counsel, acceptable to CYBRA, stating that the sale is exempt from registration. The certificates for the Shares shall contain a “restrictive legend” reciting such restriction.

9.8 Restricted Stock. The Shares to be issued to Solzon are restricted Shares and have not been registered under the Securities Act of 1933, as amended (the “Act”). The Shares may only be resold pursuant to a registration statement or exemption from registration. After a one (1) year holding period, resales of the Shares may be made pursuant to SEC Rule 144, provided certain conditions of the Rule are met and Solzon files a Form 144 with respect to such resales with the SEC. Solzon is hereby granted “piggy-back” registration rights with respect to the Shares, such rights to apply to the next registration statement filed by the Company with the Securities & Exchange Commission. Such rights shall expire thirteen months from the date hereof, or at such earlier date that the Shares may be resold without registration.

IN WITNESS WHEREOF, and intending to be legally bound hereby, the parties hereto have caused this Technology License Agreement to be duly executed and delivered as a sealed instrument as of the date and year first above written.

SOLZON CORPORATION

By:

Name:

Title:

CYBRA CORPORATION

By:

Name:

Title: